UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 7, 2013.

SAIC, INC.	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	April 8, 2013
Date: June 7, 2013 Time: 9:00 AM EDT
Location: SAIC Conference Center
1710 SAIC Drive
ATTN: STOCK PROGRAMS 10260 CAMPUS POINT DRIVE M/S A-2 SAN DIEGO, CA 92121	McLean, Virginia 22102
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
This notice also constitutes Notice of the 2013 Annual Meeting of Stockholders.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.
Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before May 26, 2013 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: All stockholders of record at April 8, 2013 (or holders in street name who have obtained a valid proxy) may vote in person at the meeting. Directions to the SAIC Conference Center in McLean,Virginia are available at www.saic.com or by calling SAIC at 1-703-676-4300.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote Confirmation: Starting on May 24, 2013, you can confirm how you voted by going to www.proxyvote.com and entering the information in the box marked by the arrow . Please allow 24 hours after you submit your vote before confirming.

Voting Items
VOTE ON DIRECTORS - The Board of Directors recommends a vote FOR each of the nominees listed below.
1. Nominees:

1a. France A. Córdova

1b. Jere A. Drummond

1c. Thomas F. Frist, III

1d. John J. Hamre

1e. Miriam E. John

1f. Anita K. Jones

1g. John P. Jumper

1h. Harry M.J. Kraemer, Jr.

1i. Lawrence C. Nussdorf

1j. Edward J. Sanderson, Jr.
VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR Proposal 2. 2. Approve an amendment to our certificate of incorporation to effect a reverse stock split.

VOTE ON PROPOSAL 3 - The Board of Directors recommends a vote FOR Proposal 3.
3. Approve an amendment to our certificate of incorporation to change the name of our company from SAIC, Inc. to Leidos Holdings, Inc.
VOTE ON PROPOSAL 4 - The Board of Directors recommends a vote FOR Proposal 4.
4. Approve an amendment to our certificate of incorporation to decrease the range of required directors.
VOTE ON PROPOSAL 5 - The Board of Directors recommends a vote FOR Proposal 5.
5. Approve an amendment to our certificate of incorporation to eliminate or reduce supermajority voting provisions.
VOTE ON PROPOSAL 6 - The Board of Directors recommends a vote FOR Proposal 6.
6. Approve, by an advisory vote, executive compensation.
VOTE ON PROPOSAL 7 - The Board of Directors recommends a vote FOR Proposal 7.
7. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014.